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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                      EQUITY REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JUNE 29, 2004

                                     BETWEEN

                             VISKASE COMPANIES, INC.

                                       AND

                            JEFFERIES & COMPANY, INC.

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      This Equity Registration Rights Agreement (the "Agreement") is made and entered into as of June 29, 2004, between Viskase Companies, Inc., a Delaware corporation (the "Company"), and Jefferies & Company, Inc. (the "Initial Purchaser"), who has agreed to purchase from the Company, pursuant to the Purchase Agreement (as defined below) (i) 90,000 units (the "Units"), each Unit consisting of (A) $1,000 in aggregate principal amount of an 11-1/2% Senior Secured Note due 2011 of the Company (the "Notes") and (B) one warrant representing the right to purchase 8.947 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at an exercise price of $0.01 per share, subject to adjustment (collectively, the "Warrants"). The Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the "Warrant Shares".

      This Agreement is made pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of June 17, 2004, between the Company and the Initial Purchaser. To induce the Initial Purchaser to purchase the Warrants, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

      The parties hereby agree as follows:

      Section 1. Definitions.

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      "Affiliate": As defined in Rule 144 of the Securities Act.

      "Closing Date": The date hereof.

      "Common Stock": The common stock, par value $0.01 per share, of the Company.

      "Effectiveness Date": The 270th day after the Closing Date.

      "Exchange Act": The Securities Exchange Act of 1934, as amended.

      "Existing Holders": As defined in Section 6(b) hereof.

      "Filing Date": The 180th day after the Closing Date.

      "Holder": As defined in Section 2 hereof.

      "NASD": means the National Association of Securities Dealers, Inc.

      "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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      "Piggy-Back Registration": As defined in Section 6 hereof.

      "Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as supplemented by any prospectus supplement, and all material incorporated by reference into such prospectus.

      "Public Equity Offering": means an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

      "Registrable Securities": At any time, any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (b) such securities have been sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or
(d) such securities shall have ceased to be outstanding.

      "Registration Statement": Any registration statement of the Company relating to, or entitling a Holder to request, the registration for resale of Registrable Securities, including the Prospectus included therein, all amendments thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

      "Restricted Securities": As defined in Rule 144 of the Securities Act.

      "SEC": The Securities and Exchange Commission.

      "Securities Act": The Securities Act of 1933, as amended.

      "Shelf Registration Statement": As defined in Section 4 hereof.

      "Warrant Agreement": The Warrant Agreement dated the Closing Date by and between the Company and Wells Fargo Bank, National Association, as Warrant Agent.

      "Warrant Shares": The Common Stock or other securities that any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split or combination of such Common Stock as provided for in the Warrant Agreement.

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      "Warrants": The warrants of the Company issued and sold pursuant to the
Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

      Section 2. Holders of Registrable Securities.

      A Person is deemed to be a Holder of Registrable Securities (a "Holder") whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities by exercising Warrants held by such Person, whether or not such acquisition has actually been effected.

      Section 3. Registration Procedures.

      In connection with any Registration Statement filed by the Company, the Company shall:

            (a) (i) furnish to the Holders, prior to the filing thereof with the Commission, a copy of the Registration Statement (including all such documents incorporated therein by reference) and each amendment thereof and each supplement, if any, to the Prospectus, which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all documents incorporated therein by reference) to which such selling Holders shall reasonably object within five business days after the receipt thereof; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Registration Statement as selling securityholders. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, related Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act;

            (b) give written notice to the Initial Purchaser and the Holders:

                  (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable

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            Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.;

            (c) make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement;

            (d) furnish to each Holder, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference);

            (e) during the period which the Registration Statement is effective, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the Holders in connection with the offering and sale of Registrable Securities;

            (f) prior to any public offering of the Registrable Securities pursuant to any Registration Statement, register or qualify or reasonably cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or reasonably advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

            (g) use reasonable good faith efforts to cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement;

            (h) upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, prepare and file as soon as reasonably practicable a post-effective amendment to the Registration Statement or a supplement to

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      the related Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (i) not later than the effective date of the Registration Statement, provide a CUSIP number for the Registrable Securities and provide the Warrant Agent with printed certificates for the Registrable Securities, in a form eligible for deposit with The Depository Trust Company;

            (j) use its reasonable best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period;

            (k) require, at the Company's option, each Holder of Registrable Securities to be sold pursuant to a Registration Statement to furnish to the Company such information as may be required or reasonably advisable
      (i) under applicable requirements of the SEC or (ii) to obtain any acceleration of the effective date of a Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within 20 business days after receiving such request;

            (l) enter into such customary agreements and take all such other action, if any, in order to facilitate the disposition of the Registrable Securities pursuant to any Registration Statement;

            (m) (i) make reasonably available for inspection by the Holders of the Registrable Securities and any attorney, accountant or other agent retained by the Holders of the Registrable Securities all pertinent financial and other relevant corporate records of the Company and its subsidiaries and (ii) cause the officers, directors, employees, accountants and auditors of the Company and its subsidiaries to supply all relevant information reasonably requested by the Holders of the Registrable Securities or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such Persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such Persons pursuant to the terms of a confidentiality agreement between the Company and such Persons containing customary terms and provisions and in form and substance reasonably satisfactory to the Company and such Persons, prohibiting the use or disclosure of any such information, except as required by law or legal process or as otherwise provided therein.

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            (n) if requested by any Holder of Registrable Securities, cause (i)
      its counsel to deliver an opinion and updates thereof relating to the Registrable Securities, containing opinions customary for transactions of this type and customary assumptions and qualifications, addressed to such Holders thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement that it has not come to such counsel's attention that such Registration Statement and the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made, and in the case of any such documents, in light of the circumstances existing at the time that such documents were filed with the SEC under the Exchange Act) not misleading); (ii) its independent public accountants to provide to the Holders a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; and (iii) use its reasonable best efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or
      (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

      If any such Registration Statement refers to any Holder by name or otherwise as the holder or any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

      Section 4. Shelf Registration.

            (a) The Company shall use its reasonable best efforts to (i) on or before the Filing Date, prepare and cause to be filed with the SEC pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form relating to resales of all Registrable Securities (the "Shelf Registration Statement", (ii) cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the

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      Effectiveness Date and (iii) keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of
      Section 4(a) hereof and in conformity with the requirements of this Agreement, the Securities Act and the rules and regulations of the Commission promulgated thereunder from time to time (including (A) preparing and filing with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and complying fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement), until the second anniversary of the effective date of such Shelf Registration Statement; provided that such obligation shall expire before such date if all the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Restricted Securities.

            (b) No Holder may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

            (c) The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or this Agreement.

      Section 5. Limitations, Conditions and Qualifications to Obligations under Registration Covenants.

            (a) The obligations of the Company described in Section 4 and
      Section 6 of this Agreement are subject to the obligations of the Holders
      (i) to furnish all information and materials described in Section 3(k) hereof and (ii) to take any and all actions as may be required under Federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

            (b) Notwithstanding anything to the contrary in this Agreement, subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the effectiveness of, or suspend the rights of any selling Holders Registrable Securities to make sales pursuant to any Registration Statement otherwise required to be prepared, filed and kept effective by it under Section 4 or 6 in

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      the event that, and for a period (a "Blackout Period") not to exceed an aggregate of 90 days in any 12-month period, the board of directors of the Company determines, in good faith, that (1) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the good faith judgment of the Company's board of directors, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) (a) the disclosure of an event, occurrence or other item at that time would reasonably be expected to have a material adverse effect on the Company's business, operations or prospects or (b) the disclosure otherwise relates to a material business transaction or development that has not yet been publicly disclosed and the board of directors also determines, in good faith, that any disclosure thereof would jeopardize the success of the transaction or that disclosure of the transaction is prohibited by the terms thereof. If the Company shall so postpone the effectiveness of, or suspend the rights of any selling Holders of Registrable Securities to make sales pursuant to, a Registration Statement, it shall, as promptly as possible, notify any selling Holders of Registrable Securities of such determination, and the selling Holders of Registrable Securities shall (x) have the right, in the case of a postponement of the effectiveness of a Registration Statement, upon the affirmative vote of selling Holders of Registrable Securities of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (y) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 4(a) or Section 6(a) hereof, as applicable, equal to the number of days of the suspension.

            (c) Each Holder agrees, if and to the extent requested by the managing underwriter or underwriters in a Public Equity Offering, not to effect any public sale or distribution of Resalable Securities, including a sale pursuant to Rule 144A (except as part of such Public Equity Offering), during the 90 day period beginning on the closing date of any such Public Equity Offering (which period may be extended to 180 days in the case of the Company's initial Public Equity Offering), to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In the event that the Company is not otherwise in compliance with the provisions of this Agreement at the time the Company or such managing underwriter or underwriters send notice pursuant to this Section 5(c), the Holders shall not be required to comply with this Section 5(c). In addition, the provisions of this Section 5(c) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, that any such Holder shall undertake not to effect any public sale or distribution of any Registrable Securities commencing on the closing date of any such Public Equity Offering unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

      Section 6. Piggy-Back Registration of Registrable Securities.

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            (a) If at any time after the Closing Date the Company proposes to file a registration statement under the Securities Act with respect to a Public Equity Offering, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each Holder may request in writing within 10 business days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such selling Holder of Registrable Securities and the intended method of distribution thereof) (a "Piggy-Back Registration"); provided that any holder of Warrants so requesting shall agree, upon or prior to effectiveness of any such Registration Statement other than a registration statement filed with the SEC pursuant to Rule 415 under the Securities Act (but in no event earlier than the Separation Date (as defined in the Warrant Agreement)), to exercise their Warrants at least to the extent necessary for such holder to acquire the number of Registrable Securities for which such holder has requested registration; provided, further, that no Holder of Registrable Securities shall have "piggy-back" registration rights with respect to their Registrable Securities for any registration statement filed by the Company to register exchange notes for the Notes pursuant to the Registration Rights Agreement, dated as of June 29, 2004, by and between the Company and the Initial Purchaser. The Company shall use its reasonable best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (a) the second anniversary of the effective date thereof or (b) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any selling Holder of Registrable Securities shall have the right to withdraw its request for inclusion of its Registrable Securities in any Shelf Registration Statement pursuant to this Section 6 by giving written notice to the Company of its request to withdraw a reasonable time prior to the filing of such Shelf Registration Statement with the SEC. The Company will pay all registration expenses described in Section 7 hereof in connection with each registration of Registrable Securities requested pursuant to this Section 6, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Warrant Shares pursuant to a Piggy-Back Registration effected pursuant to this Section 6.

            No registration effected under this Section 6, and no failure to effect a registration under this Section 6, shall relieve the Company of its obligations to effect a registration pursuant to Section 4 hereof of any Registrable Securities not included in such Piggy-Back Registration, and no failure to effect a registration required under this Section 6 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

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

            (b) Priority in Piggy-Back Registration. In a registration pursuant to this Section 6 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the selling Holders of Registrable Securities requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the selling Holders of Registrable Securities and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities proposed to be registered by the Company have been excluded from such registration, the securities that have been requested to be included in such registration statement by the holders (collectively, the "Existing Holders") of Registrable Securities (as defined in that certain Registration Rights Agreement by and among the Company and High River Limited Partnership, Debt Strategies Fund, Inc. and Northeast Investors Trust, dated as fo April 15, 2003, (iii) third, provided that no securities sought to be included by the Existing Holders have been excluded from such registration, the securities that have been requested to be included in such registration by the selling Holders of Registrable Securities (pro rata based on the amount of securities sought to be registered by such Persons) pursuant to this Agreement, and (iii) fourth, provided that no securities sought to be included by the selling Holders of Registrable Securities have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases initially involving the registration for sale of securities pursuant to demand registration rights, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, provided that no securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for such registration have been excluded from such registration, the securities requested to be included in such registration by the Existing Holders, (iii) third, provided that no securities sought to be included by the Existing Holders have been excluded from such registration, the securities requested to be included in such registration by the selling Holders of Registrable Securities pursuant to this Agreement (pro rata based on the amount of securities sought to be registered by such Persons), (iv) fourth, provided that no securities sought to be included by the selling Holders of Registrable Securities have been excluded from such registration, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons) and (v) fifth, provided that no securities sought to be included by other Persons entitled to exercise "piggy-back" registration rights pursuant to such contractual commitments have been excluded from such registration, any securities which the Company proposes to register.

            (c) Exclusion of Registrable Warrant Shares. The Company shall not be required by this Section 6 to include Registrable Securities in a Piggy-Back Registration if (i) in the written opinion of outside counsel to the Company, addressed to the Holders of Registrable Securities and delivered to them, the Holders of such Registrable Securities seeking registration would be free to sell all such Registrable Securities within the current calendar quarter without registration under Rule 144, which opinion may be based in part upon the representation by the Holders of such Registrable Securities seeking registration, which representation shall not be unreasonably withheld, that each such Holder is not an affiliate of the Company within the meaning of the Securities Act, and
      (ii) all requirements under the Securities Act for effecting such sales are satisfied at such time.

      Section 7. Registration Expenses.

      (a) All expenses incurred by the Company in connection with its performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

            (i) all registration and filing fees and expenses (including all SEC and stock exchange and NASD fees and expenses);

            (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities);

            (iii) all expenses of printing, preparing, filing, duplicating and distributing a Registration Statement and the related prospectus (including certificates for the Securities to be issued in the registration and printing of Prospectuses) requested in accordance with this Agreement,

            (iv) messenger and delivery services and telephone usage and costs and charges of any transfer agent;

            (v) all fees and disbursements of counsel for the Company;

            (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance);

            (vii) the fees and commissions of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by selling Holders);

            (viii) fees and expenses of one counsel for the selling Holders and other reasonable out-of-pocket expenses of the selling holders not to exceed $15,000 in the aggregate;

            (ix) Securities Act liability insurance, if the Company desires such insurance;

            (x) the fees and expenses of all other Persons retained by the Company;

            (xi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to
      Section 3 of Schedule E to the By-laws of the NASD, but only where such a "qualified independent underwriter" is required due to a relationship with the Company;

            (xii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties);

            (xiii) the expense of any annual audit;

            (xiv) the fees and expenses of the Trustee and the Exchange Agent;
      and

            (xv) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

      (b) The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

      (c) The Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, in connection with the Registration Statement requested under Section 4 or 6, which costs shall be allocated pro rata among all Holders on whose behalf Registrable Securities of the Company are included in such registration on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.

      Section 8. Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party (as defined in Section 8(c) below) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that Losses are based upon information relating to such Holder or

Participating Broker-Dealer and furnished in writing to the Company (or reviewed and approved in writing) by or on behalf of such Holder or Participating Broker-Dealer or their counsel expressly for use therein, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that the Prospectus was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

      (b) Each Holder of the Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling Persons.

      (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) (any such Person, an "Indemnified Party") under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

      (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) covered by subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the sale of the Registrable Securities by the Holders, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) covered by subsection (a) or (b) above as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 8(d), the Holders of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay (and for which it was entitled to indemnification hereunder) by reason of such untrue or alleged untrue statement or omission or alleged omission and with respect to which such Holder was entitled to indemnification hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

      (e) The agreements contained in this Section 8 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

      Section 9. Rule 144A and Rule 144.

      Subject to the Indenture, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

      Section 10. Miscellaneous.

      (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 4 and Section 6 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 4 and Section 6 hereof.

      (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consent.

      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current
            address given by such Holder to the Company or Warrant Agent.

                  (2) if to the Company, at the address as follows:

                        625 Willowbrook Centre
                        Willowbrook, Illinois 60527
                        Telephone No. (630) 789-4900

                        with a copy (which shall not constitute notice) to:

                        Jenner & Block LLC
                        One IBM Plaza
                        Chicago, IL 60611
                        Facsimile No.: (312) 527-0484
                        Attention: Thomas A. Monson, Esq

                  (3) if to the Warrant Agent, at its address as follows:

                        Wells Fargo Bank, N.A.
                        Corporate Trust Services
                        Sixth and Marquette
                        MAC N9303-120
                        Minneapolis, MN 55479
                        Facsimile: 612-667-9825
                        Attention: Jane Y. Schweiger

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

      (e) Third Party Beneficiaries. It is expressly understood and agreed that each Holder is intended to be a beneficiary of the Company's covenants contained in this Agreement to the same extent as if those covenants were made directly to such Holder by the Company, and each such Holder shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

      (f) Successors and Assigns. This Agreement shall be binding upon the Company, the Initial Purchaser and each of their successors and assigns.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         VISKASE COMPANIES, INC.

                                         By: /s/ Gordon S. Donovan
                                             -----------------------------------
                                             Name: Gordon S. Donovan
                                             Title: Vice President

                                       18   EQUITY REGISTRATION RIGHTS AGREEMENT

JEFFERIES & COMPANY, INC.

By: /s/ Andrew Whittaker
    --------------------------
    Name: Andrew Whittaker
    Title: Vice Chairman

                                      -19-  EQUITY REGISTRATION RIGHTS AGREEMENT